                                                                   EXHIBIT 23.15

  I consent to being named as a nominee for director of UAL in the Proxy Statement and to serve as a director if elected.

                                                 /s/ Joseph V. Vittoria
                                          _____________________________________
                                                   Joseph V. Vittoria

Dated: April 4, 1994